UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): March 28, 2018

AeroGrow International, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-33531	46-0510685
(Commission File Number)	(IRS Employee Identification No.)

6075 Longbow Drive, Suite 200, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 444-7755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the SEC on April 23, 2013, the Company entered into a strategic alliance with The Scotts Miracle-Gro Company in which, among other things, the Company issued: (i) 2,649,007 shares of Series B Convertible Preferred Stock to a wholly owned subsidiary of Scotts Miracle-Gro; and (ii) a warrant to purchase shares of the Company's common stock for an aggregate purchase price of $4.0 million.   The Term Loan was approved by members of the Company's Board of Directors.

On March 28, 2018, AeroGrow International, Inc. (the "Company") and The Scotts Miracle-Gro Company entered into the third amendment to the Collaboration Services Agreement, first dated April 22, 2013 and executed as part of the initial Securities Purchase Agreement, the details of which were disclosed in the Current Report on Form 8-K filed with the SEC on April 23, 2013.  The Company and The Scotts Miracle-Gro Company entered into an amendment to the Collaboration Services Agreement to amend the scope and types of services the Company will provide on behalf of The Scotts Miracle-Gro Company.

On March 28, 2018, AeroGrow International, Inc. (the "Company") and The Scotts Miracle-Gro Company entered into a new Brand License Agreement which expired March 31, 2018, but was first dated April 22, 2013 and executed as part of the initial Securities Purchase Agreement, the details of which were disclosed in the Current Report on Form 8-K filed with the SEC on April 23, 2013.  The Company and The Scotts Miracle-Gro Company entered into the new Agreement to the Brand License Agreement which adds additional territory for sales of the Company and alters the calculation of License fees from the original agreement.

On March 28, 2018, AeroGrow International, Inc. (the "Company") and The Scotts Miracle-Gro Company extended the Technology License Agreement, first dated April 22, 2013 and executed as part of the initial Securities Purchase Agreement, the details of which were disclosed in the Current Report on Form 8-K filed with the SEC on April 23, 2013.

On March 13, 2018, AeroGrow International, Inc. (the "Company') and Aiwuan, a Chinese marketing and distribution company have entered into a distributor agreement to where Aiwuan will use the Chinese market to sell products in the direct-to-consumer, retail and Television Home Shopping channels.

The foregoing descriptions of the Amendment above does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, which is filed as Exhibit 10.1, 10.2 and 10.3, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to Collaboration Services Agreement
10.2	Technology Agreement Renewal Notice
10.3	Brand License Agreement
10.4	Aiwuan Distributor Agreement

Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.
(Registrant)

Date: April 3, 2018	By:	/s/ Grey H. Gibbs
Grey H. Gibbs Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Collaboration Services Agreement
10.2	Technology Agreement Renewal Notice
10.3	Brand License Agreement
10.4	Aiwuan Distributor Agreement